                                  EXHIBIT 11.1


                 COMPUTATION OF PRO FORMA NET INCOME PER SHARE



                                                                                 SIX MONTHS ENDED
                                         YEARS ENDED DECEMBER 31,                    JUNE 30,
                                   -------------------------------------     ------------------------
                                      1993         1994         1995            1995         1996
                                   ----------   ----------   -----------     ----------   -----------
Net income (loss)................  $ (154,306)  $ (357,600)  $   125,642     $ (765,839)  $   759,388
Weighted average common shares
  outstanding....................   6,916,233    7,045,000     7,061,241      7,053,440     7,081,088
Adjustments to reflect stock
  options as common
  equivalents....................                              1,738,300                    1,981,550
Adjustments to reflect
  requirements of the Securities
  and Exchange commission (Effect
  of SAB 83).....................     426,420      426,420       426,420        426,420       426,420
                                   ----------   ----------   -----------     ----------   -----------
Adjusted shares outstanding......   7,342,653    7,471,420     9,225,961      7,479,860     9,489,058
Historical net income (loss) per
  share reflecting requirements
  of the SEC.....................  $    (0.02)  $    (0.05)  $      0.01     $    (0.10)  $      0.08
                                   ==========   ==========   ===========     ==========   ===========
Effect of assumed conversion of
  preferred shares from date of
  issuance.......................   2,000,000    2,000,000     2,604,466      2,291,745     2,915,477
                                   ----------   ----------   -----------     ----------   -----------
Adjusted shares outstanding......   9,342,653    9,471,420    11,830,427      9,771,605    12,404,535
Pro forma net income (loss) per
  share..........................  $    (0.02)  $    (0.04)  $      0.01     $    (0.08)  $      0.06
                                   ==========   ==========   ===========     ==========   ===========